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                      Exhibit 11
                      BMJ Medical Management, Inc.
                      Computation of Per Share Earnings


                                                                  December 31,                   September 30,
                                                                     1996                  1996               1997
                                                                  ------------------------------------------------------
                                                                                         (unaudited)        (audited)

Net loss                                                          $ (1,109,379)       $    (686,000)     $  (3,152,000)
                                                                  ------------------------------------------------------
Weighted average common shares outstanding                             966,721              785,760          1,625,000

Shares related to Staff Accounting Bulletin No. 83(1):

     Common stock                                                    7,886,924            7,886,924          7,886,924
     Common stock options                                            1,212,913            1,212,913          1,212,913
     Common stock warrants                                             115,973              115,973            115,973
     Convertible preferred stock                                     1,657,865            1,657,865          1,657,865
                                                                  ------------------------------------------------------
                                                                    11,870,395           11,659,434         12,498,674
                                                                  ------------------------------------------------------
                                                                  ------------------------------------------------------
Net loss per common share                                         $      (0.09)       $       (0.06)     $       (0.25)
                                                                  ------------------------------------------------------
                                                                  ------------------------------------------------------
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(1) Common share equivalents (stock options, warrants and convertible preferred stock) are excluded from the computation of loss per share as their effect is antidilutive, except that, pursuant to Securities and
    Exchange Commission Staff Accounting Bulletin No. 83, common stock options and warrants issued and common and convertible preferred stock sold in the 12 months preceding the offering date have been included in the calculation as if outstanding for all periods presented using the treasury stock method and the assumed initial public offering price of $8.00.